Exhibit 10.20

Execution Version

AMENDED AND RESTATED OUTSOURCING AGREEMENT

AMENDED AND RESTATED OUTSOURCING AGREEMENT dated as of September 2 7 , 2024 (the “Agreement”) between (a) FrontView Operating Partnership LP, a Delaware limited partnership (“FVR”), and (b) North American Asset Management Corp., an Ontario Coporation (“NAAM”). FVR and NAAM are each sometimes individually referred to herein as a “Party” and collectively as the “Parties”. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in that certain Amended and Restated Internalization Agreement, dated as of July 10, 2024 (as it may be further amended, restated or supplemented from time to time, the “Internalization Agreement”).

W I T N E S S E T H:

WHEREAS, in connection with the Closing under the Internalization Agreement, NAAM has agreed to provide to FVR the Excluded Support Functions on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Parties hereto agree as follows:

1.            Term

(a) In accordance with Section 12, this Agreement shall become effective as of the Closing and shall remain in force and effect until the third (3rd) anniversary of the Closing (the “Initial Term”), following which it shall be automatically renewed for additional successive periods of one (1) year each (each, a “Renewal Term”), in each case, unless sooner terminated in accordance with the provisions hereof.

(b) Either Party may terminate this Agreement for any reason or no reason whatsoever by giving not less than six (6) months’ advance written notice to the other Party.

2.            Excluded Support Functions

NAAM hereby agree to provide to FVR the Excluded Support Functions, which shall include (i) property-level accounting for all properties directly or indirectly owned by the FVR Party and its subsidiaries (the “Accounting Services”) and (ii) customary human resources support for the employees of FVR and its subsidiaries, in each case, in a substantially similar manner as was provided by NAAM prior to the Internalization.

3.            Hiring of Personnel.

Notwithstanding anything to the contrary contained herein or in the Internalization Agreement, FVR shall have the right, upon prior notice to NAAM but without the requirement of any prior consent from NAAM, to solicit and hire any of the full-time Excluded Support Individuals that provide Accounting Services.

4.            Fees

(a)
The Parties have estimated that the Services Costs for the first year of the Initial Term will be $575,000 (the “Annual Services Fee”). In consideration for the Excluded Support Functions provided by the Management Party pursuant to this Agreement, the FVR Party will pay the Management Party an annual fee equal to the Annual Services Fee, on a monthly basis in arrears. Notwithstanding the foregoing, within 60 days following the end of each year of the Initial Term (and following each Renewal Term after that) the Management Party shall calculate the actual Services Cost for such year (the “Actual Services Cost”) and deliver such calculation (along with any supporting evidence reasonably requested by the FVR Party) to the FVR Party, and (i) if the Actual Services Cost exceeds the Annual Services Fee, then the FVR Party shall pay such excess amount to the Management Party, and (ii) if the Annual Services Fee exceeds the Actual Services Cost, then the Management Party shall pay such excess amount to the FVR Party (and in either case, the Annual Services Fee for the subsequent year shall be adjusted to equal the amount of such Actual Services Cost).

(b)
“Services Costs” means the sum of the direct and indirect costs (e.g., employment costs, administrative costs, utilities, software subscriptions and all forms of overhead) of performing the Excluded Support Functions; provided that, if any such costs relate to both the provision of the Excluded Support Functions and any other business of the Management Party, then such costs shall be allocated between the Excluded Support Functions and such other business, and only the portion allocated to the Excluded Support Functions shall constitute Services Costs.

5.            Indemnification

FVR agrees that, as an inducement to NAAM’s undertaking the obligations to provide the Excluded Support Functions, none of NAAM, its consultants, delegates , agents, persons controlling, controlled by or under common control with any of the foregoing, or any of their respective directors, members, stockholders, partners, officers, employees or controlling persons (each, an “Indemnified Person”) shall be liable for (a) any mistakes of judgment, (b) any act or omission performed or failed to be performed by such person, or for any losses, claims, costs, damages, or liabilities (collectively, “Losses”) arising therefrom, in the absence of fraud, willful misconduct or gross negligence on the part of such Indemnified Person, (c) any tax liability imposed on the Business or (d) any losses due to the actions or omissions of any brokers or other agents of FVR.

FVR shall periodically and promptly upon reasonable request of an Indemnified Person reimburse any Indemnified Person for its legal and other expenses (including the costs of any investigation and preparation) incurred in connection with any action, proceeding or investigation brought by or against any person in connection with any matter arising out of or in connection with the Excluded Support Functions; provided that such Indemnified Person will promptly repay such expenses if it is ultimately decided by a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified by FVR.

FVR also agree to indemnify and hold harmless any Indemnified Person, jointly and severally, against any Losses to which such Indemnified Person may become subject in connection with any matter arising out of or in connection with the Excluded Support Functions, except to the extent that any such Loss results solely from the fraud, willful misconduct or gross negligence on the part of such Indemnified Person.

An Indemnified Person may rely upon and shall be protected in acting or refraining from action upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

6.          Delegation of Duties

NAAM shall be entitled to delegate, at its own cost and in its best judgment, all or any part of its services to be performed hereunder to any affiliate or subsidiary of NAAM, provided that, notwithstanding such delegation, NAAM shall remain responsible and liable to FVR for the performance of their obligations and duties under this Agreement as if such delegation did not exist.

 7.            Services Not Exclusive

In fulfilling their obligations under this Agreement, none of NAAM, its employees, officers, directors, members or any Affiliates of any of the foregoing shall be required to devote all or any specified amount of their time to providing the Excluded Support Functions. Nothing in the preceding sentence, shall affect or be deemed to affect any limitations or restrictions on the activities of any Person set forth in the Internalization Agreement.

8.            Assignment

No Party may assign, transfer, sell or in any manner hypothecate or pledge (“Transfer”) its rights under this Agreement without the prior written consent of the other Party; provided, however, that NAAM may assign this Agreement to any Affiliate of NAAM at any time or delegate performance of any or all of its obligations hereunder to the extent provided herein without consent but no such delegation shall relieve NAAM from any of its obligations hereunder.

9.            Incorporation of Internalization Agreement Provisions

The Parties agree that they have read and understand the provisions of the Internalization Agreement and the Parties agree that the provisions of Sections 10.3 (Notices), 10.5 (Entire Agreement; Amendment; Waiver; Severability), 10.7 (Governing Law), 10.12 (DISPUTE RESOLUTION; CONSENT TO JURISDICTION) and 10.13 (Counterparts and Signatures) of the Internalization Agreement are hereby incorporated by reference into this Agreement as if fully set forth herein.

10.          Confidentiality

None of the Parties hereto shall, either before or after the termination of this Agreement, disclose to any person not authorized by the relevant party to receive the same, any information relating to such party or to the affairs of such party, of which the party disclosing the same shall have become possessed during the term of this Agreement, unless required to do so by a court or regulatory agency of competent jurisdiction. Each Party shall use its best efforts to prevent any such disclosures unless such information previously becomes publicly available.

 11.          Relationship of the Parties

The provisions of this Agreement are not intended to create, nor shall they in any way be interpreted to create, a joint venture, a partnership, or any other similar relationship between the Parties.

12.          Effectiveness of Agreement

This Agreement, and the rights and obligations of the Parties hereunder, are conditioned on the occurrence of the Closing under the Internalization Agreement, and this Agreement shall become effective simultaneously with the Closing.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

FrontView Operating Partnership LP, a Delaware limited partnership

By:	/s/ Stephen Preston
	Name:	Stephen Preston
	Title:	Authorized Person

[signature page follows]

Signature Page to Amended and Restated Outsourcing Agreement

North American Asset Management Corp., an Ontario Coporation

By:	/s/ Robert Green
	Name:	Robert Green
	Title:	Authorized Person

Signature Page to Amended and Restated Outsourcing Agreement